REDACTED  VERSION * =  Confidential  Portions
                               have been separately submitted to the commission


                        MARTEK BIOSCIENCES CORPORATION/
                               GIST-BROCADES B.V.

                      ARA PURCHASE AND PRODUCTION AGREEMENT


This ARA Purchase Agreement (the "Agreement") is made and entered into this 31st day of December, 1996 (the "Effective Date") by and between Gist-Brocades, B.V., a company organized and existing under the laws of the Netherlands, having its principal place of business at Wateringseweg 1, 2611 XT Delft, The Netherlands ("GB"), and Martek Biosciences Corporation, a Delaware corporation having its principal place of business at 6480 Dobbin Road, Columbia, Maryland 21045 ("Martek"), who, intending to be legally bound, hereby agree as follows:


1.        INTRODUCTION

         1.1. Martek owns technology related to the manufacture and use of arachidonic acid and has certain issued patents and patents pending throughout the world, claiming (i) certain processes for the manufacture of arachidonic acid, (ii) certain compounds and (iii) certain applications; Martek manufactures and sells arachidonic acid to a number of customers for application in food (including infant formula) products.

         1.2. GB owns technology related to the manufacture and use of arachidonic acid and has patents pending throughout the world, claiming (i) certain processes for the manufacture of arachidonic acid, (ii) certain formulations for that product and (iii) certain compounds.

         1.3. GB is currently building new production facilities for the manufacture of arachidonic acid for sale to its customers; the capacity of these facilities will exceed GB's own requirements for arachidonic acid for sale to its customers.

         1.4. Martek wishes to have GB manufacture arachidonic acid in accordance with certain specifications as further specified below in Section 2 and GB is willing to supply arachidonic acid conforming to such specifications to Martek.

         1.5. The parties wish to enter into this Agreement to provide for certain terms under which GB will produce arachidonic acid ordered by Martek, and Martek will pay for arachidonic acid it orders from GB.